UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
_________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2013
________________________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	001-33278	20-5961564

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

Address of principal executive offices:	5200 Great America Parkway, Santa Clara, CA 95054
Registrant’s telephone number, including area code:	(408) 567- 7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURE

Item 5.07	Submission of Matters to a Vote of Security Holders.
VOTING RESULTS OF 2013 ANNUAL MEETING OF STOCKHOLDERS
The 2013 Annual Meeting of Stockholders of the Company was held on November 13, 2013. For more information about the proposals set forth below, please see the Company's definitive Proxy Statement filed with the SEC on September 25, 2013. A total of 53,906,688 (or approximately 86.42%) of the Company's shares issued, outstanding and entitled to vote at the 2013 Annual Meeting of Stockholders were represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted on at the 2013 Annual Meeting of Stockholders.
(1) Proposal 1 - Election of Directors: Election of eight nominees to the Company's Board of Directors for a one-year term expiring at the 2014 Annual Meeting of Stockholders, or until their successors are elected and qualified:

	Number of Shares
Nominee	For	Withheld	Broker Non-Votes
William A. Hasler	37,713,363	5,646,605	10,546,720
Clifford H. Higgerson	37,879,502	5,408,466	10,546,720
Charles D. Kissner	36,888,631	6,471,337	10,546,720
Michael A. Pangia	41,691,221	1,668,747	10,546,720
Raghavendra Rau	37,950,344	5,409,624	10,546,720
Dr. Mohsen Sohi	37,930,284	5,429,684	10,546,720
Dr. James C. Stoffel	37,932,381	5,427,587	10,546,720
Edward F. Thompson	37,899,248	5,460,720	10,546,720
Each nominee was elected by the Company's stockholders, as recommended by the Company's Board of Directors.
(2) Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm: Ratification of the Audit Committee's appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending June 27, 2014:

•	For: 52,697,315

•	Against: 1,093,536

•	Abstain: 115,837
Proposal 2 was approved by the Company's stockholders, as recommended by the Company's Board of Directors.
(3) Proposal 3 - Advisory vote on executive compensation. Approval of the advisory vote on executive compensation:

•	For: 40,692,823

•	Against: 2,597,226

•	Abstain: 69,919

•	Broker Non-Votes 10,546,720
Proposal 3 was approved by the Company's stockholders, as recommended by the Company's Board of Directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
Date: November 14, 2013	By:	/s/ Meena Elliott
		Name:	Meena Elliott
		Title:	Senior Vice President, General Counsel and Secretary